UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2006

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Facility.  On June 19, 2006, Restoration Hardware, Inc. (the “Company”) entered into an Eighth Amended and Restated Loan and Security Agreement, dated as of June 19, 2006 (the “Amendment”) among the Company, The Michaels Furniture Company, Inc. (a subsidiary of the Company), Bank of America, N.A., The CIT Group/Business Credit, Inc., Wells Fargo Retail Finance, LLC and Fleet Retail Group, LLC, which amends and restates the Company’s existing revolving credit facility. The Amendment provides for an extension of the maturity date of the revolving credit facility from June 30, 2009 to June 30, 2011 and effects the substitution of Bank of America, N.A. as agent in place of Fleet Retail Group, LLC.  The Amendment also includes a number of other changes to the existing facility, including with respect to the definition of EBITDA to clarify that charges associated with the adoption of FAS 123R will be eliminated in such calculation, the circumstances in which the fixed charge coverage ratio applies, and the applicable margin added to the interest rate under the facility as more fully described in the Amendment. A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Long-Term Bonus Payments to Named Executive Officer. Effective as of June 15, 2006, Bonnie McConnell-Orofino, the Company’s Senior Vice President, General Manager of Tri-Channel Merchandising, was awarded a long-term bonus in the amount of $100,000. The bonus was awarded in recognition of the sustained contribution provided by Ms. McConnell-Orofino to the Company over a substantial period of time. The bonus will be paid in full on the Company’s next payroll date. Ms. McConnell-Orofino has agreed that if either she voluntarily resigns or the Company terminates her employment for cause within approximately two years of the date of the bonus award, she will reimburse the Company for a pro-rated share of the full amount of the bonus. In connection with the bonus award, the Company also provided Ms. McConnell-Orofino with severance benefits in the form of salary continuation for 12 months if the Company terminates her employment not for cause. In addition, Ms. McConnell-Orofino has agreed that if she resigns from the Company or the Company terminates her employment, she will not, for a period of one year following the effective date of such resignation or termination of employment, work in a capacity that would compete directly with the Company and she shall not solicit any employees or customers of the Company during such period. In the event that Ms. McConnell-Orofino breaches this obligation, all severance and other benefits shall cease.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
10.1

Eighth Amended and Restated Loan and Security Agreement dated as of June 19, 2006 among the Company, The Michaels Furniture Company, Inc, Bank of America, N.A., The CIT Group/Business Credit, Inc., Wells Fargo Retail Finance, LLC and Fleet Retail Group, LLC.

Exhibit Index

Exhibit No.	Description
10.1

Eighth Amended and Restated Loan and Security Agreement dated as of June 19, 2006 among the Company, The Michaels Furniture Company, Inc, Bank of America, N.A., The CIT Group/Business Credit, Inc., Wells Fargo Retail Finance, LLC and Fleet Retail Group, LLC.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: June 21, 2006	By:	/s/ Chris Newman
Chris Newman
Senior Vice President and Chief
Financial Officer